UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006

IRIDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1212 Terra Bella Avenue
Mountain View, California 94043
(Address of principal executive offices, including zip code)
(650) 940-4700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 20, 2006, IRIDEX Corporation (“Iridex” or the “Company”) received a second written Staff Determination notice from the Nasdaq Stock Market, stating that Iridex is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). This notice was received because the Company has not filed its Quarterly Report on Form 10-Q for the period ended July 1, 2006 (the “2nd Quarter Form 10-Q”) or its Quarterly Report on Form 10-Q for the period ended September 30, 2006. The Company issued a press release on November 27, 2006 disclosing its receipt of this additional Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
As previously disclosed in the Company’s Periodic Report on Form 8-K filed August 29, 2006, Nasdaq initially notified Iridex that the Company’s securities would be delisted from the Nasdaq Global Market unless Iridex requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The Company subsequently requested and was granted a hearing before the Panel on October 12, 2006 to request an extension for continued listing on the Nasdaq Global Market and to review the initial Nasdaq Staff Determination notice. As of November 27, 2006, the Company is still awaiting a decision on this extension request. Pending a decision by the Panel, Iridex’s common stock will remain listed on the NASDAQ Global Market. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.
As previously disclosed in the Company’s Periodic Report on Form 8-K dated August 21, 2006, prior to filing the 2nd Quarter Form 10-Q, the Company received a claim stating that it had recognized certain revenues prematurely in its fourth quarter of fiscal 2004. As a result of this claim, in June 2006 the audit committee of the Company’s board of directors engaged outside counsel and initiated an independent review of the facts and circumstances concerning this matter and the Company’s related revenue recognition practices. In the course of this review, errors in revenue recognition were identified and management is continuing to work with the audit committee of the Company’s board of directors to assess the impact and materiality of such errors. The Company previously disclosed in its filings on Form 12b-25 dated August 15, 2006 and November 15, 2006, respectively, and in its Periodic Report on Form 8-K dated August 21, 2006 that it would not be able to file its Quarterly Reports on Form 10-Q on time while the Audit Committee’s review and analysis is ongoing. The Audit Committee is making every effort to complete its review and analysis, and the Company will make every effort to file its Quarterly Reports on Form 10-Q as soon as practicable after the completion of the Audit Committee’s review and analysis.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release dated November 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION
By:	/s/ Larry Tannenbaum
Larry Tannenbaum
Chief Financial Officer, Secretary and Senior Vice President of Finance and Administration

Date: November 27, 2006

Exhibit Index

99.1	Press release dated November 27, 2006.